Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the caption "Shareholder Reports" in the Prospectus/Proxy Statement and to the incorporation by reference in the Registration Statement on Form N-14 and related Prospectus/Proxy Statement and Statement of Additional Information of the TIP Funds (Turner Core Fixed Income
Fund), of our report dated November 2, 1998 on the Alpha Select Funds (formerly, the TIP Institutional Funds) Turner Short Duration Government Fund-One Year Portfolio Series.



Philadelphia, Pennsylvania
March 5, 1999